Exhibit 10.1

SECOND AMENDMENT TO AND CONSENT UNDER LOAN, SECURITY AND GUARANTEE AGREEMENT

This SECOND AMENDMENT TO AND CONSENT UNDER LOAN, SECURITY AND GUARANTEE AGREEMENT (this “Amendment”), dated as of July 30, 2021 (the “Amendment Date”), is entered into by and among AUTOWEB, INC., a Delaware corporation (the “Borrower”), THE OTHER OBLIGORS PARTY HERETO, THE LENDERS PARTY HERETO, and CIT NORTHBRIDGE CREDIT LLC, a Delaware limited liability company, as agent for the Lenders (in such capacity, together with its successors and assigns, “Agent”).

WHEREAS, the Borrower, the other Obligors party thereto, the financial institutions from time to time party thereto as lenders (collectively, the “Lenders”) and the Agent are parties to that certain Loan, Security and Guarantee Agreement dated as of March 26, 2020 (as amended by that certain First Amendment to Loan, Security and Guarantee Agreement dated as of May 18, 2020 and as the same may be further amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower has advised Agent that (a) the Borrower has formed a new wholly-owned Subsidiary, Tradein Expert, Inc., a Delaware corporation (“Tradein Expert”), (b) the Borrower desires that Tradein Expert acquire certain assets of Car Acquisition, LLC, a Texas limited liability company, dba CarZeus (“CarZeus”; such acquisition, the “CarZeus Acquisition”), and (c) that proceeds of the Revolver Loans be used to pay the purchase price for the CarZeus Acquisition and fund the ongoing business needs of Tradein Expert;

WHEREAS, in connection with the foregoing, the Borrower has requested that the Agent and Lenders (a) consent to the formation of Tradein Expert and the CarZeus Acquisition and (b) amend certain provisions of the Loan Agreement as set forth herein; and

WHEREAS, the Agent and Lenders have agreed to such consent and amendments subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Loan Agreement (as amended hereby).

Section 2. Consent. Reference is hereby made to the Asset Purchase Agreement to be dated on or about July 31, 2021 (the “CarZeus Purchase Agreement”), by and among the Borrower, Tradein Expert, CarZeus, and the other parties thereto. Notwithstanding anything contained in the Loan Agreement or any other Loan Document to the contrary, (a) Agent and the undersigned Lenders hereby (i) consent to the consummation of the CarZeus Acquisition for a purchase price (excluding any post-closing adjustments) not to exceed $400,000, subject to the satisfaction of the conditions to Permitted Acquisitions set forth in clause (b) of the definition of “Permitted Acquisition” in the Loan Agreement (other than (x) the conditions specified in clauses (b)(iv) and (b)(v) thereof and (y) the requirement that the Acquisition be made by the Borrower), and provided that the CarZeus Acquisition is completed in all material respects in accordance with the terms of the CarZeus Purchase Agreement, and (ii) agree that, subject to the conditions set forth in Sections 2.1.1 and 6.2 of the Loan Agreement, proceeds of Revolving Loans in an aggregate amount not to exceed $400,000 may be used by the Borrower to pay the purchase price for the CarZeus Acquisition, and (b) the Borrower, Agent and the undersigned Lenders hereby agree that the CarZeus Acquisition shall be deemed to be a Permitted Acquisition under the Loan Agreement. In addition, Agent and the undersigned Lenders hereby consent to the formation of Tradein Expert without concurrent compliance with the requirements set forth in Section 10.1.9 of the Loan Agreement; provided, that all such requirements are satisfied within ten (10) Business Days after the date hereof (or such longer period as approved by Agent).

Section 3. Amendments. Subject to the satisfaction of the conditions set forth herein, effective as of the Amendment Date, the terms of the Loan Agreement are hereby amended as follows:

3.1 Section 1.1 of the Loan Agreement is hereby amended by inserting the following new definitions in their proper alphabetical order:

CarZeus: Car Acquisition, LLC, a Texas limited liability company, dba CarZeus.

CarZeus Acquisition: the purchase by Tradein Expert of certain assets of CarZeus, pursuant to the CarZeus Purchase Agreement.

CarZeus Purchase Agreement: that certain Asset Purchase Agreement dated on or about July 31, 2021, by and among AutoWeb, Tradein Expert, CarZeus, and the other parties thereto.

Eligible Tradein Account: an Account owing to Tradein Expert that arises in the Ordinary Course of Business from the sale of used motor vehicles, is payable in Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Tradein Account. Without limiting the foregoing, no Account shall be an Eligible Tradein Account if (i) it is unpaid for more than 30 days after the date on which such Account is created or (ii) it would not be an Eligible Account pursuant to any requirement set forth in clauses (d) through (o) of the definition of Eligible Account.

Second Amendment Effective Date: July 30, 2021.

Tradein Expert: Tradein Expert, Inc., a Delaware corporation.

Tradein Obligor Date: the date on which Tradein Expert is joined as a Guarantor, an Obligor, and a Pledgor under this Agreement and the other Loan Documents upon the satisfaction of the following conditions, with all documentation to be in form and substance reasonably satisfactory to the Agent:

(a)           execution and delivery of (i) a joinder agreement with respect to this Agreement and the other Loan Documents, (ii) a Pledge Supplement (as defined in the Pledge Agreement) and (iii) such other Security Documents necessary to evidence or perfect Agent’s Lien under the UCC on any Collateral acquired pursuant to the CarZeus Acquisition, together with all instruments, documents, certificates, supplements and agreements executed or delivered pursuant thereto (including pledged Collateral, with undated irrevocable transfer powers executed in blank, as applicable);

(b)           delivery of (i) acknowledgments of all filings or recordations necessary to perfect Agent’s Liens in the Collateral of Tradein Expert (including, without limitation, (A) UCC financing statements to be filed with the applicable filing office and (B) the recording of any IP Assignments to be filed with the United States Patent and Trademark Office) and (ii) UCC and Lien searches and other evidence satisfactory to Agent that there are no Liens upon the Collateral of Tradein Expert other than Permitted Liens;

(c)           delivery of a certificate of a duly authorized officer of Tradein Expert, certifying (i) that attached copies of Tradein Expert’s charter, certificate or articles of incorporation, bylaws or similar agreement or instrument governing the formation of Tradein Expert are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; and (iii) to the title, name and signature of each Person authorized to sign the Loan Documents;

(d)           delivery of a written opinion of Jones Day in a form customary for transactions of this kind;

(e)           delivery of (i) copies of the charter documents of Tradein Expert, certified by the Secretary of State or other appropriate official of Tradein Expert’s jurisdiction of organization and (ii) good standing certificates for Tradein Expert, issued by the Secretary of State or other appropriate official of Tradein Expert’s jurisdiction of organization and each jurisdiction where Tradein Expert maintains offices;

(f)           delivery of updated copies of policies or certificates of insurance and related endorsements for the insurance policies carried by Tradein Expert, all in compliance with the Loan Documents (including the requirements of Section 8.6.2);

(g)           Agent shall have received an executed copy of the CarZeus Purchase Agreement and any other material documents and instruments executed and delivered in connection therewith; and

(h)           delivery of satisfactory evidence that Tradein Expert has received its motor vehicle dealer license.

3.2 The following definitions in Section 1.1 of the Loan Agreement are hereby and restated to read in their entirety as follows:

Accounts Formula Amount: the sum of (a) up to 85% of the Value of Eligible Accounts (other than Eligible Tradein Accounts) plus (b) on and after the Tradein Obligor Date, the lesser of (i) 85% of the Value of Eligible Tradein Accounts and (ii) $3,000,000, in each case, subject to Agent’s discretion; provided, however, that, in each case, such percentage shall be reduced by 1.0% for each percentage point (or portion thereof) that the Dilution Percent exceeds 5.0%.

Restricted Investment: any Investment by an Obligor or Subsidiary, other than (a) Investments in an Obligor (other than Investments in Tradein Expert); (b) Investments in a Subsidiary of an Obligor not exceeding $300,000 in the aggregate after the Closing Date (other than Investments in Tradein Expert); (c) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (d) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (e) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (f) deposits with financial institutions permitted hereunder; (g) Investments received with respect to Collateral other than Eligible Accounts or Eligible Unbilled Accounts in satisfaction or partial satisfaction of Accounts owing by financially troubled account debtors to the extent reasonably necessary to prevent or limit loss; (h) Permitted Acquisitions; (i) Investments by AutoWeb in Tradein Expert (i) not exceeding $400,000 in the aggregate used to pay the purchase price for the CarZeus Acquisition and (ii) in amounts that, after giving effect to Upstream Payments by Tradein Expert to AutoWeb with respect to such Investments, do not exceed (A) $1,500,000 during the period from the Second Amendment Effective Date until the Tradein Obligor Date and (B) $3,000,000 at any time on or after later of (x) the Tradein Obligor Date and (y) the date on which Borrower shall have caused the cash management and deposit account structure of Tradein Expert to comply with the terms of the Loan Agreement; and (j) other Investments not exceeding $100,000 in the aggregate after the Closing Date.

3.3 Section 3.6.2 of the Loan Agreement is hereby amended by adding the following new sentence at the end of such Section:

The parties hereto hereby acknowledge and agree that (i) pursuant to the public statement by the Financial Conduct Authority, the regulatory supervisor of LIBOR’s administrator, on March 5, 2021, the Scheduled Unavailability Date is expected to occur on June 30, 2023, and (ii) subject to the occurrence after the date hereof of any additional circumstances set forth in clauses (a) through (c) above, Agent and Borrowers shall endeavor to establish the LIBOR Successor Rate, together with any proposed LIBOR Successor Rate Conforming Changes as set forth in this Section 3.6.2, prior to June 30, 2023.

3.4 Section 5.6.3 of the Loan Agreement is hereby amended by adding the following new sentence at the end of such Section:

Notwithstanding the foregoing, with respect to any payment that Agent makes to any Lender or other Secured Party as to which Agent determines (in its sole and absolute discretion) that any of the following applies (such payment referred to as the “Rescindable Amount”): (i) Borrowers have not in fact made the corresponding payment to Agent; (ii) Agent has made a payment in excess of the amount(s) received by it from Borrowers either individually or in the aggregate (whether or not then owed); or (iii) Agent has for any reason otherwise erroneously made such payment; then each of the Secured Parties severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to such Secured Party, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

3.5 Section 12 of the Loan Agreement is hereby amended by adding the following new Section 12.17 thereto in proper numerical order:

12.17
Recovery of Erroneous Payments. Notwithstanding anything to the contrary in this Agreement, if at any time Agent determines (in its sole and absolute discretion) that it has made a payment hereunder in error to any Lender or other Secured Party, whether or not in respect of an Obligation due and owing by Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each such Person receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Person in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Lender and each other Secured Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another), “good consideration”, “change of position” or similar defenses (whether at law or in equity) to its obligation to return any Rescindable Amount. Agent shall inform each Lender or other Secured Party that received a Rescindable Amount promptly upon determining that any payment made to such Person comprised, in whole or in part, a Rescindable Amount. Each Person’s obligations, agreements and waivers under this Section 12.17 shall survive the resignation or replacement of the Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Section 4. Conditions to Effectiveness. This Amendment shall be effective as of the Amendment Date upon the satisfaction of each of the following conditions, and in case of any documentation to be delivered to the Agent, such documentation shall be in form and substance reasonably satisfactory to the Agent:

(a) This Amendment shall have been duly executed and delivered by the Borrower, the other Obligors, the Agent and the Lenders.

(b) The representations and warranties of each Obligor set forth in Section 5(a) of this Amendment shall be true and correct in all material respects on and as of the Amendment Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(c) No Default or Event of Default shall exist or would result from the execution of this Amendment or the transactions contemplated hereby.

(d) The Borrower shall have paid to the Agent a non-refundable amendment fee in the amount of $20,000, which shall be earned, due, and payable on the Amendment Date in immediately available funds and (ii) the reasonable and documented costs and expenses of the Agent incurred by it in connection with the transactions contemplated hereby.

Section 5. Representations and Warranties.

(a)           Each Obligor hereby represents and warrants, on and as of the Amendment Date, that:

(i)
The representations and warranties of each Obligor set forth in Section 9 of the Loan Agreement and in each other Loan Document are true and correct in all material respects on and as of the Amendment Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language is true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(ii)
No Default or Event of Default exists or will result from the execution of this Amendment.

(iii)
Each Obligor has all requisite power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment (A) are within such Obligor’s corporate or other powers, (B) have been duly authorized by all necessary corporate or other organizational action, and (C) do not (1) require any consent or approval of any holders of Equity Interests of any Obligor, except those already obtained, (2) contravene the Organic Documents of any Obligor, (3) violate or cause a default under any Applicable Law or Material Contract except where the violation or default would not reasonably be expected to result in a Material Adverse Effect, or (4) result in or require imposition of a Lien (other than Permitted Liens) on any Obligor’s Property.

(iv)
This Amendment has been duly executed and delivered by each Obligor that is a party thereto.

(v)
This Amendment constitutes a legal, valid and binding obligation of such Obligor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(b)           Each Obligor hereby represents and warrants, upon the consummation of the CarZeus Acquisition, that:

(i)           After giving pro forma effect to the CarZeus Acquisition and the use of Revolver Loan proceeds in connection therewith, the Borrower is Solvent, and the Borrower and its Subsidiaries, taken as a whole, are Solvent.

(ii)            Each of the representations and warranties contained in the CarZeus Purchase Agreement made by an Obligor or Subsidiary is true and correct in all material respects.

(iii) (A) Borrower and Tradein Expert have duly taken all necessary organizational action to authorize the execution, delivery and performance of the CarZeus Purchase Agreement and the consummation of transactions contemplated thereby; (B) the CarZeus Acquisition has been consummated in accordance with the terms of the CarZeus Purchase Agreement; (C) the CarZeus Acquisition complied with all applicable material legal requirements, and all necessary governmental, regulatory, creditor, shareholder, partner and other material consents, approvals and exemptions required to be obtained by Borrower and Tradein Expert have been duly obtained and will be in full force and effect; and (D) the execution and delivery of the CarZeus Purchase Agreement did not, and the consummation of the CarZeus Acquisition will not, violate any material statute or regulation of the United States (including any securities law) or of any state or other applicable jurisdiction, or any material order, judgment or decree of any court or governmental body binding on Borrower or Tradein Expert or result in a breach of, or constitute a default under, any material agreement, indenture, instrument or other document, or any judgment, order or decree, to which Borrower or Tradein Expert is a party or by which Borrower or Tradein Expert is bound.

Section 6. Post-Closing Covenants.

(a)           Within thirty (30) days after the Tradein Obligor Date (or such longer period as approved by the Agent), Borrower shall have used commercially reasonable efforts to obtain a duly executed Lien Waiver in form and substance reasonably acceptable to Agent from the lessor of its facility located at 4335 Van Jackson, Suite 104, San Antonio, Texas.

(b)           Within thirty (30) days after the Tradein Obligor Date (or such longer period as approved by the Agent), Borrower shall have used commercially reasonable efforts to obtain an acknowledgement of the Agent’s Lien on Tradein Expert’s assets, in form and substance reasonably acceptable to Agent, from each auction house utilized by Tradein Expert.

(c)           Within ten (10) Business Days after the Tradein Obligor Date (or such longer period as approved by the Agent), Borrower shall have caused the cash management and deposit account structure of Tradein Expert to comply with the terms of the Loan Agreement, which shall include, without limitation, (i) the establishment of Deposit Accounts with automatic sweeps to Borrower’s Dominion Account and (ii) the delivery of duly executed blocked or springing (as determined by Agent) Deposit Account Control Agreements with respect to all of Tradein Expert’s Deposit Accounts (other than Excluded Accounts), in each case, with financial institutions reasonably satisfactory to Agent and otherwise in form and substance acceptable to Agent; provided, that from and after the Tradein Obligor Date until the above requirements are satisfied, Tradein Expert shall instruct each applicable financial institution to provide for a daily manual sweep from each of Tradein Expert’s Deposit Accounts to Borrower’s Dominion Account.

(d)           The failure of Borrower to comply with paragraph (a), (b) or (c) above shall constitute an immediate Event of Default under the Loan Agreement.

Section 7. Effect on Loan Documents.

(a) On and after the Amendment Date, each reference in any Loan Document, and in any other document or instrument incidental thereto, to the Loan Agreement shall mean and be a reference to the Loan Agreement as amended by this Amendment, and each reference in the Loan Agreement to “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall mean, from and after the Amendment Date, the Loan Agreement as amended by this Amendment.

(b) Except as expressly amended hereby, the provisions of the Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Agent or the Lenders under the Loan Documents.

(d) Each party hereto acknowledges and agrees that, on and after the Amendment Date, this Amendment shall constitute a Loan Document for all purposes under the Amended Loan Documents.

Section 8. Non-Reliance on Agent. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment. Each Lender also acknowledges that it will, without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit decisions in taking or not taking action under or based upon this Amendment, the Loan Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

Section 9. Reaffirmation; Other Agreements. Subject to any limitations on its obligations expressly stated in the Loan Documents to which it is a party, each Obligor (a) acknowledges and agrees, as of the Amendment Date, that all of its obligations under the Loan Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis and (b) reaffirms each Lien granted by each Obligor pursuant to the Collateral Documents, all of which obligations and Liens remain in full force and effect after giving effect to this Amendment. Further, each Obligor acknowledges and agrees that the amendments and consent set forth herein do not constitute any course of dealing between the Agent, the Lenders, and the Obligors. Nothing contained in this Amendment shall be construed as substitution or novation of the obligations outstanding under the Loan Agreement or the other Loan Documents. The consent set forth herein shall not apply to any other past, present, or future noncompliance with any provision of the Loan Agreement or the other Loan Documents or any circumstances other than those described herein.

Section 10. No Actions, Claims, Etc.. As of the date hereof, each of the Obligors hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Agent, the Lenders, or the Agent’s or the Lenders’ respective officers, employees, representatives, agents, advisors, consultants, counsel or directors arising from any action by such Persons, or failure of such Persons to act on or prior to the date hereof.

Section 11. Release of Claims. In consideration of the Lenders’ and the Agent’s agreements contained in this Amendment, each Obligor hereby irrevocably releases and forever discharges the Lenders and the Agent and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, representatives, agents, advisors, consultants and counsel (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings, demands or damages, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, common law or otherwise of any kind or character, known or unknown, which such Obligor ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person on or prior to the date hereof.

Section 12. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 13. Miscellaneous.

(a) This Amendment is binding and enforceable as of the date hereof against each party hereto and its successors and permitted assigns.

(b) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page counterpart hereof by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Agent to accept electronic signature counterparts in any form or format and (y) Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

(c) If any provision of this Amendment is held to be illegal, invalid or unenforceable, (i) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (ii) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(d) Borrower shall pay all out of pocket costs and expenses of Agent incurred in connection with this Amendment including, without limitation, reasonable attorneys’ fees and expenses.

[Remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Amendment as of the day and year first above written.

BORROWER:

AUTOWEB, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

GUARANTORS:

AUTOBYTEL, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

AW GUA USA, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

CAR.COM, INC.

By: /s/ Glenn E. Fuller

Name: Glenn E. Fuller
Title: Executive Vice President, Chief Legal Officer and Secretary

AGENT AND LENDERS: CIT NORTHBRIDGE CREDIT LLC, as Agent By: /s/ Jacqueline Iervese Name: Jacqueline Iervese Title: Authorized Signatory

CIT NORTHBRIDGE FUNDING I LLC, as a Lender By: /s/ Jacqueline Iervese Name: Jacqueline Iervese Title: Authorized Signatory